Exhibit 10.27

AMENDMENT TO
CONTINGENT PAYMENT AGREEMENT
BETWEEN
BIOVEST INTERNATIONAL, INC.
AND
VALENS OFFSHORE SPV I, LTD.

This Amendment dated August 2, 2013 (this “Amendment”) is to the Contingent Payment Agreement dated as of November 17, 2010 (the “Agreement”), by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”), and VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (the “Company”).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in theAgreement.

RECITALS

WHEREAS, Biovest (along with its former subsidiaries, Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC), was previously a debtor and debtor in possession in the jointly administered bankruptcy cases of Biovest and its aforementioned subsidiaries (the “Initial Biovest Bankruptcy Case”) filed in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”);

WHEREAS, by order dated November 2, 2010, the Bankruptcy Court entered an order in the Initial Biovest Bankruptcy Case confirming the First Amended Joint Plan of Reorganization (the “2010 Plan of Reorganization”);

WHEREAS, in accordance with the 2010 Plan of Reorganization, Biovest entered into a Term Loan and Security Agreement, dated as of November 17, 2010, by and among Biovest, LV Administrative Services, Inc., as administrative and collateral agent for the Lenders, and the Lenders party thereto (the “Security Agreement”);

WHEREAS, pursuant to the terms and conditions of the Security Agreement, Biovest entered into a Contingent Payment Agreement with the Company and other Contingent Payment Agreements in order to grant contingent payments to each of the Company, Erato Corp. (now known as Calliope Corporation), Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, and PSource Structured Debt Limited (collectively, the “Contingent Payment Payees”) , (a) in the aggregate amount of six and twenty-five hundredths percent (6.25%) of the Gross Revenue derived from the sale, license or other disposition of the Biovest Biologic Products received by Biovest or its Affiliates (the “Aggregate Biovest Contingent Payment”) and (b) in the aggregate amount of  six and twenty-five hundredths percent (6.25%) of the Gross Revenue derived from the sale, license or other disposition of the Biovest Biologic Products received by Sublicensees and Transferees (the “Aggregate Sublicensee/Transferee Contingent Payment”) as more particularly described below;

WHEREAS, on March 6, 2013, Biovest subsequently filed in the Bankruptcy Court a new voluntary case for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et.seq. (the “New Biovest Bankruptcy Case”);

WHEREAS, by an Order dated June 28, 2013, in the New Biovest Bankruptcy case, the Bankruptcy Court confirmed the First Amended Plan of Reorganization of Biovest (the “2013 Plan of Reorganization”);

WHEREAS, pursuant to the 2013 Plan of Reorganization, Corps Real, LLC (“Corps Real”) and the Contingent Payment Payees have agreed to allocate the Contingent Payments 4.75% to the Contingent Payment Payees and 1.50% to Corps Real and/or its designee; and

WHEREAS, to give effect to the reallocation of the Contingent Payments, Biovest and the Company have agreed to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           The Aggregate Biovest Contingent Payment and the Aggregate Sublicensee/Transferee Contingent Payment are each hereby reduced from six and twenty-five hundredths percent (6.25%) to four and seventy-five hundredths percent (4.75%).

2.           Except as amended hereby, the Agreement remains in full force and effect.

3.           The Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall be one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to Contingent Payment Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name:	David Moser
Title:	Secretary

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Authorized Signatory